As filed with the Securities and Exchange Commission on November 9, 2007
                                                  Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              AVATAR HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)


                                   23-1739078
                      (I.R.S. Employer Identification No.)


                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
              (Address and Zip Code of Principal Executive Offices)


                              AVATAR HOLDINGS INC.
                 AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL
                      ACCUMULATION PLAN (2005 RESTATEMENT)
                            (Full Title of the Plan)

                               JUANITA I. KERRIGAN
                          VICE PRESIDENT AND SECRETARY
                              AVATAR HOLDINGS INC.
                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
 (Name, Address and Telephone Number, including area code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                           Proposed      Proposed
                                           Maximum       Maximum
   Title of                                Offering      Aggregate   Amount of
Securities to be           Amount to be    Price Per     Offering   Registration
  Registered               Registered(1)   Share(2)      Price(2)        Fee
--------------------------------------------------------------------------------
Common Stock, par value   200,000 shares    $43.92      $8,784,000      $270
$1.00 per share
================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there shall also be deemed registered hereby such additional number of shares of Common Stock of the Registrant as may be offered or issued to prevent dilution resulting from stock dividends, stock splits or similar transactions.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Common Stock in the consolidated reporting system on November 5, 2007.


================================================================================

                                EXPLANATORY NOTE

      In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 200,000 shares of common stock, par value $1.00 per share, of Avatar Holdings Inc. (the "Registrant"), to be offered and sold pursuant to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as amended (the "Plan"). The contents of the following registration statements filed by the Registrant are incorporated herein by reference to the extent not modified hereby: Form S-8 filed June 6, 2005 (SEC File No. 333-63278) and Form S-8 filed June 19, 2001 (SEC File No. 333-125555).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File Nos. 0-7616; 1-07395) are incorporated herein by reference:

      (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

      (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2007;

      (iii) the Registrant's Current Reports filed on Form 8-K with the Commission on February 9, February 28, March 12, March 13, April 2, April 20, June 4, July 2, July 31, August 9 and August 20, 2007; and

      (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 15, 1980, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain members of Weil, Gotshal & Manges LLP, counsel to the Registrant, own approximately 12,900 shares of the Registrant's Common Stock.

ITEM 8.     EXHIBITS.

      EXHIBIT NO.   DESCRIPTION
      -----------   -----------

      4.1   -       Certificate of Incorporation, as amended and
                    restated May 28, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998, (File No.
                    0-7616; 1-07395)).

      4.2   -       Certificate of Amendment of Restated Certificate
                    of Incorporation, dated May 26, 2000
                    (incorporated by reference to Exhibit 3(b), to the Registrant's Form 10-Q for the quarter ended
                    June 30, 2000 (File No. 0-7616; 1-07395)).

      4.3   -       Amended and Restated By-laws as of March 5, 2004
                    (incorporated by reference to Exhibit 3(d) to the Registrant's Form 10-K for the year ended
                    December 31, 2003 (File No. 0-7616; 1-07395)).

      4.4   -       Specimen Common Stock Certificate (incorporated
                    by reference to Exhibit 1(a) to the Registrant's
                    Registration Statement on Form 8-A, filed with the Commission on October 15, 1980 (File No.
                    0-7616; 1-07395)).

      5     -       Opinion of Weil, Gotshal & Manges LLP (filed
                    herewith).

      23.1  -       Consent of Ernst & Young LLP (filed herewith).

      23.2  -       Consent of Ernst & Young LLP (filed herewith).

      23.3 - Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

      24    -       Power of Attorney (included as part of the
                    signature page to this Registration Statement and incorporated herein by reference).

      99.1  -       Avatar Holdings Inc. 1997 Incentive and Capital
                    Accumulation Plan (incorporated by reference to Exhibit 10(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997 (File
                    No. 0-7616; 1-07395)).

      99.2  -       Avatar Holdings Inc. Amended and Restated 1997
                    Incentive and Capital Accumulation Plan
                    (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended
                    June 30, 1999 (File No. 0-7616; 1-07395)).

      99.3  -       Amendment to the Avatar Holdings Inc. Amended
                    and Restated 1997 Incentive and Capital
                    Accumulation Plan (incorporated by reference to Exhibit 99.3 to the Registrant's Form S-8 filed with the Commission on June 19, 2001)
                    (Registration No. 333-63278)).

      99.4  -       Avatar Holdings Inc. Amended and Restated 1997
                    Incentive and Capital Accumulation Plan (2005
                    Restatement) (incorporated by reference to
                    Exhibit 10.1 to the Registrant's Form 8-K filed with the Commission on May 31, 2005 (File No.
                    0-7616; 1-07395)).

      99.5  -       Amendment to Avatar Holdings Inc. Amended and
                    Restated 1997 Incentive and Capital Accumulation
                    Plan (2005 Restatement) (incorporated by reference to Exhibit 10.1 to the Registrant's
                    Form 8-K filed with the Commission on June 4,
                    2007 (File No. 0-7616; 1-07395)).


ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, on this 9th day of November, 2007.

                                    AVATAR HOLDINGS INC.


                                    By:   /s/  Gerald D. Kelfer
                                        --------------------------------
                                       Name:  Gerald D. Kelfer
                                       Title: President and Chief Executive
                                              Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gerald D. Kelfer, Juanita I. Kerrigan and Randy L. Kotler, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                      Title                  Date
            ---------                      -----                  ----


 /s/   Gerald D. Kelfer            President, Chief          November 9, 2007
------------------------------     Executive
       Gerald D. Kelfer            Officer and Director
                                   (Principal Executive
                                   Officer)


 /s/    Randy L. Kotler            Executive Vice            November 9, 2007
------------------------------     President, Treasurer
        Randy L. Kotler            and Chief Financial
                                   Officer (Principal
                                   Financial Officer)


 /s/    Michael P. Rama            Controller (Principal     November 9, 2007
------------------------------     Accounting Officer)
        Michael P. Rama


 /s/    Paul D. Barnett            Director                  November 9, 2007
------------------------------
        Paul D. Barnett

            Signature                      Title                  Date
            ---------                      -----                  ----

 /s/    Eduardo A. Brea            Director                  November 9, 2007
------------------------------
        Eduardo A. Brea


 /s/  Milton H. Dresner            Director                  November 9, 2007
------------------------------
      Milton H. Dresner


 /s/   Roger W. Einiger            Director                  November 9, 2007
------------------------------
       Roger W. Einiger


 /s/      Joshua Nash              Director; Chairman of     November 9, 2007
------------------------------     the Board
          Joshua Nash


 /s/   Kenneth T. Rosen            Director                  November 9, 2007
------------------------------
       Kenneth T. Rosen


 /s/     Joel M. Simon             Director                  November 9, 2007
------------------------------
         Joel M. Simon


 /s/  Fred Stanton Smith           Director                  November 9, 2007
------------------------------
      Fred Stanton Smith


 /s/    Beth A. Stewart            Director                  November 9, 2007
------------------------------
        Beth A. Stewart

                                  EXHIBIT INDEX

      EXHIBIT NO.   DESCRIPTION
      -----------   -----------

      4.1   -       Certificate of Incorporation, as amended and
                    restated May 28, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998, (File No.
                    0-7616; 1-07395)).

      4.2   -       Certificate of Amendment of Restated Certificate
                    of Incorporation, dated May 26, 2000
                    (incorporated by reference to Exhibit 3(b), to the Registrant's Form 10-Q for the quarter ended
                    June 30, 2000 (File No. 0-7616; 1-07395)).

      4.3   -       Amended and Restated By-laws as of March 5, 2004
                    (incorporated by reference to Exhibit 3(d) to the Registrant's Form 10-K for the year ended
                    December 31, 2003 (File No. 0-7616; 1-07395)).

      4.4   -       Specimen Common Stock Certificate (incorporated
                    by reference to Exhibit 1(a) to the Registrant's
                    Registration Statement on Form 8-A, filed with the Commission on October 15, 1980 (File No.
                    0-7616; 1-07395)).

      5     -       Opinion of Weil, Gotshal & Manges LLP (filed
                    herewith).

      23.1  -       Consent of Ernst & Young LLP (filed herewith).

      23.2  -       Consent of Ernst & Young LLP (filed herewith).

      23.3 - Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

      24    -       Power of Attorney (included as part of the
                    signature page to this Registration Statement and incorporated herein by reference).

      99.1  -       Avatar Holdings Inc. 1997 Incentive and Capital
                    Accumulation Plan (incorporated by reference to Exhibit 10(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997 (File
                    No. 0-7616; 1-07395)).

      99.2  -       Avatar Holdings Inc. Amended and Restated 1997
                    Incentive and Capital Accumulation Plan
                    (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended
                    June 30, 1999 (File No. 0-7616; 1-07395)).

      99.3  -       Amendment to the Avatar Holdings Inc. Amended
                    and Restated 1997 Incentive and Capital
                    Accumulation Plan (incorporated by reference to Exhibit 99.3 to the Registrant's Form S-8 filed with the Commission on June 19, 2001)
                    (Registration No. 333-63278)).

      99.4  -       Avatar Holdings Inc. Amended and Restated 1997
                    Incentive and Capital Accumulation Plan (2005
                    Restatement) (incorporated by reference to
                    Exhibit 10.1 to the Registrant's Form 8-K filed with the Commission on May 31, 2005 (File No.
                    0-7616; 1-07395)).

      99.5  -       Amendment to Avatar Holdings Inc. Amended and
                    Restated 1997 Incentive and Capital Accumulation
                    Plan (2005 Restatement) (incorporated by reference to Exhibit 10.1 to the Registrant's
                    Form 8-K filed with the Commission on June 4,
                    2007 (File No. 0-7616; 1-07395)).